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                                                           EXHIBIT 99.B4.(D)

                        INVESTORS MUNICIPAL CASH FUND

                         WRITTEN INSTRUMENT AMENDING THE
                       AGREEMENT AND DECLARATION OF TRUST


               The undersigned, being a majority of the trustees of

          Investors Municipal Cash Fund (the "Trust"), a business trust organized pursuant to an Agreement and Declaration of Trust dated

          March 2, 1990, as amended (the "Declaration of Trust"), pursuant to Section 1 of Article III of the Declaration of Trust do hereby establish and designate a fifth series of shares of the Trust to be known as the "Investors Michigan Municipal Cash Fund."  The relative rights and preferences of such series shall be as set forth in the Declaration of Trust.  This instrument shall

          constitute an amendment to the Declaration of Trust.

               IN WITNESS WHEREOF, the undersigned have this 20th day of

          February, 1998 signed these presents.


                                        /s/ Daniel Pierce
                                        -----------------------------------
                                        Daniel Pierce, Chairman and Trustee
                                        354 Westfield Street
                                        Dedham, Massachusetts  02126

                                        (Signatures continue)
























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                                      /s/ David W. Belin
                                      ----------------------------------
                                      David W. Belin, Trustee
                                      1705 Plaza Circle
                                      Des Moines, Iowa 50322

                                      /s/ Lewis A. Burnham
                                      ----------------------------------
                                      Lewis A. Burnham, Trustee
                                      16410 Avila Boulevard
                                      Tampa, Florida 33613

                                      /s/ Donald L. Dunaway
                                      ----------------------------------
                                      Donald L. Dunaway, Trustee
                                      235A North Elm Grove Road
                                      Brookfield, Wisconsin 53005

                                      /s/ Robert B. Hoffman
                                      ----------------------------------
                                      Robert B. Hoffman, Trustee
                                      1448 North Lake Shore Drive,
                                      Apt. 7-8A
                                      Chicago, Illinois 60610

                                      /s/ Donald R. Jones
                                      ----------------------------------
                                      Donald R. Jones, Trustee
                                      1776 Beaver Pond Road
                                      Inverness, Illinois 60067

                                      /s/ Shirley D. Peterson
                                      ----------------------------------
                                      Shirley D. Peterson, Trustee
                                      401 Rosemont Avenue
                                      Frederick, Maryland 21701-8575

                                      /s/ William P. Sommers
                                      ----------------------------------
                                      William P. Sommers, Trustee
                                      2181 Parkside Ave.
                                      Hillsborough, California 94010

                                      ----------------------------------
                                      Edmond D. Villani, Trustee
                                      1230 Greacen Point Road
                                      Mamaroneck, New York 10543